UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   June 26, 2008
NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 26, 2008, the stockholders of Neoprobe Corporation (the “Company”) approved an amendment to the Company’s First Amended and Restated 2002 Stock Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan from 5,000,000 to 7,000,000.
Purpose of the Plan
     The purpose of the Plan is to further the growth and profitability of the Company by providing increased incentives to and encourage share ownership on the part of (a) certain employees of the Company and its affiliates, (b) consultants who provide significant services to the Company and its affiliates, and (c) directors of the Company who are employees of neither the Company nor any affiliate.
Administration
      The Plan is administered by the Company’s Compensation, Nominating and Governance Committee (the “Committee”). The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors” under section 162(m) of the Internal Revenue Code. Subject to the terms of the Plan, the Committee has the sole discretion to determine the employees and consultants who shall be granted awards, the terms and conditions of such awards, and to construe and interpret the Plan. The Committee also is responsible for making adjustments in outstanding awards, the shares available for awards, and the numerical limitations for awards to reflect any transactions such as stock splits or stock dividends.
Shares Available and Award Limits
     The maximum number of shares of the Company’s common stock, $.001 par value, which can be issued pursuant to the Plan is 7,000,000 shares. No participant may receive awards covering more than 500,000 shares under the Plan in any performance period. Additionally, in no event may an award be granted pursuant to the Plan on or after March 7, 2012.
Awards
      The Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares and performance stock units. Each award will be evidenced by a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
     The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Second Amended and Restated 2002 Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference.

Item 8.01.	Other Events.
     On June 26, 2008, the Company issued a press release (the “Press Release”) announcing the results of its annual meeting of stockholders. In addition to approving the amendment to the Plan discussed above in Item 5.02 of this Current Report on Form 8-K, the stockholders re-elected Carl J. Aschinger, Jr., Owen E. Johnson, M.D. and Fred B. Miller as directors of the Company for terms ending at the 2011 annual meeting. At the annual meeting David C. Bupp, the Company’s President and Chief Executive Officer, provided the stockholders with a business update and review of the Company’s activities over the past year, highlighting the milestones discussed in the complete text of the Press Release which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Neoprobe Corporation Second Amended and Restated 2002 Stock Incentive Plan.

99.1	Neoprobe Corporation press release dated June 26, 2008, entitled “Neoprobe Announces Annual Meeting Results.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation
Date: June 27, 2008	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

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